UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

BIONEUTRAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149235	26-0745273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Newark, New Jersey		07103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 286-2899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, the Board of Directors (the “Board”) of BioNeutral Group, Inc. (the “Company”) elected Michael D. Francis as a director of the Company.  Mr. Francis’ appointment to the Board became effective immediately.

As a non-management member of the Board, in remuneration for his services, Mr. Francis will receive an annual grant of 85,000 restricted shares of the Company’s common stock.  Further, Mr. Francis entered into the Company’s form of Director Indemnification Agreement, pursuant to which the Company agreed to indemnify Mr. Francis from certain expenses, including reasonable attorney’s fees, incurred by Mr. Francis as a result of serving on the Board (and/or a committee of the Board), subject to certain exclusions for certain delineated matters.

Other than the Indemnification Agreement and non-management director compensation mentioned herein:  (i) there are no arrangements or understandings between Mr. Francis and any other person pursuant to which Mr. Francis was selected as a director and (ii) there is no material plan, contract, or arrangement (whether or not written) to which Mr. Francis is a party, or in which he participates, that is entered into or materially amended in connection with the appointment of Mr. Francis to the Board or any grant or award to Mr. Francis, or modification thereto, under any such plan, contract, or arrangement in connection with any such event.

On November 13, 2009, the Company issued to Mr. Francis (i) an unsecured promissory note in the amount of $250,000,  (ii) a second unsecured promissory note on January 4, 2010 in the amount of $250,000, a (iii) a third unsecured promissory note in the amount of $250,000, on March 15, 2010 of which $100,000 was drawn down by the Company on March 15, 2010 and $150,000 on April 1, 2010, (iv) a fourth secured promissory note in the amount of $100,000 on April 30, 2010 with an original issuance date of April 26, 2010, (v) a fifth unsecured promissory note in the amount of $25,000 on July 7, 2010 and (vi) a sixth unsecured promissory note in the amount of $75,000 on January 31, 2011 (all such notes issued to Mr. Francis are collectively referred to as the “Francis Notes”).  Each of the Francis Notes bears an 8% annual interest rate. Other than the issuance of the Francis notes, there are no transactions in which Mr. Francis has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2011	BIONEUTRAL GROUP, INC.

	By:	/s/ Stephen J. Browand
		Name:	Stephen J. Browand
		Title:	President and Chief Executive Officer